Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Network-1 Technologies, Inc.

Corey M. Horowitz, Chairman and CEO

(917) 692-0000

NETWORK-1 REPORTS 2024 YEAR-END FINANCIAL RESULTS

New Canaan, Connecticut– February 28, 2025 - Network-1 Technologies, Inc. (NYSE American: NTIP) (“Network-1”), a company specializing in the acquisition, development, licensing and monetization of its intellectual property assets, today announced financial results for the year ended December 31, 2024.

Network-1 had revenue of $100,000 for the year ended December 31, 2024 as compared to revenue of $2,601,000 for the year ended December 31, 2023. Revenue in both 2024 and 2023 was from settlement agreements in litigations involving Network-1’s Remote Power Patent. Network-1’s operating expenses decreased by $1,115,000 in 2024 compared to 2023, primarily due to a decrease of $846,000 in costs of revenue related to lower contingent legal fees and incentive bonus compensation in 2024, as a result of decreased litigation settlement revenue.

Network-1 reported a net loss of $3,034,000 or $0.13 per share basic and diluted for the year ended December 31, 2024, compared to a net loss of $1,457,000 or $0.06 per share on a basic and diluted basis for the year ended December 31, 2023. Included in net loss is Network-1’s share of the net loss of its equity investee (ILiAD Biotechnologies, LLC) of $1,912,000 and $2,003,000 for the years ended 2024 and 2023, respectively.

Interest and dividend income for 2024 was $1,897,000 as compared to $1,868,000 for 2023. In addition, in 2024 Network-1 recorded realized and unrealized gains on marketable securities of $177,000 as compared to $525,000 in 2023. The decline in unrealized and realized gains in 2024 was primarily due to the timing of maturities of marketable securities and the declines in realized yields on our fixed income holdings in 2024 as compared to 2023.

At December 31, 2024, Network-1’s principal sources of liquidity consisted of cash and cash equivalents and marketable securities of $40,600,000 and working capital of $40,066,000. Management believes that based on Network-1’s current cash, cash equivalents and marketable securities positions, Network-1 will have sufficient liquidity to fund its operations for the foreseeable future.

On June 14, 2023, Network-1’s Board of Directors authorized an extension and increase of Network-1’s Share Repurchase Program to repurchase up to $5,000,000 of shares of its common stock over the subsequent 24-month period. During the year ended December 31, 2024, Network-1 repurchased an aggregate of 733,436 shares of its common stock pursuant to its Share Repurchase Program at a cost of approximately $1,270,438 (exclusive of commissions) or an average price per share of $1.73. Since inception of its Share Repurchase Program (August 2011) to December 31, 2024, Network-1 has repurchased an aggregate of 10,374,232 shares of its common stock at a cost of approximately $19,983,000 (exclusive of commissions) or an average per share price of $1.93. Combined with the approximate $22,000,000 in dividends paid beginning in 2010 to date, Network-1 has returned, through such dividends and share repurchases, in excess $41,000,000 to its shareholders.

Network-1’s dividend policy consists of semi-annual cash dividends of $0.05 per share ($0.10 per share annually) which have been paid in March and September of each year. In 2024, Network-1 continued to declare and pay dividends consistent with its dividend policy. Network-1’s dividend policy undergoes a periodic review by its Board of Directors and is subject to change at any time depending upon Network-1’s earnings, financial requirements and other factors existing at the time.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the acquisition, development, licensing and protection of its intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns one hundred and six (106) U.S. patents and sixteen (16) international patents covering various telecommunications and data networking technologies as well as technologies relating to document stream operating systems and the identification of media content. Network-1's current strategy includes efforts to monetize three patent portfolios (the Cox, M2M/IoT and HFT portfolios). Network-1’s strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 has achieved with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent has generated licensing revenue in excess of $188,000,000 from May 2007 through December 31, 2024. Network-1 has achieved licensing and other revenue of $47,150,000 through December 31, 2024 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission on February 28, 2025 including, among others, Network-1’s uncertain revenue from licensing its intellectual property, uncertainty as to the outcome of pending litigation involving Network-1’s HFT Patent Portfolio, whether Network-1 will be successful in its appeal to the Federal Circuit of the District Court judgment of non-infringement dismissing Network-1’s litigation against Google and YouTube involving certain patents within our Cox Patent Portfolio, the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its Cox Patent Portfolio, M2M/IoT Patent Portfolio, HFT Patent Portfolio as well as a successful outcome on its investment in ILiAD Biotechnologies, LLC or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue be paid, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the increasing development of artificial intelligence could impact Network-1’s business, the risk in the future of Network-1 being classified as a Personal Holding Company which may result in Network-1 issuing a special cash dividend to its stockholders, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

Network-1’s statements of operations and comprehensive loss and balance sheet are attached.

For additional details regarding the above referenced highlights, please see Network-1’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 28, 2025.

NETWORK-1 TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2024	2023
REVENUE	$100,000	$2,601,000

OPERATING EXPENSES:
Costs of revenue	28,000	874,000
Professional fees and related costs	959,000	807,000
General and administrative	2,614,000	2,889,000
Amortization of patents	120,000	266,000

TOTAL OPERATING EXPENSES	3,721,000	4,836,000

OPERATING LOSS	(3,621,000)	(2,235,000)
OTHER INCOME
Interest and dividend income, net	1,897,000	1,868,000
Net realized and unrealized gain on marketable securities	177,000	525,000
Total other income, net	2,074,000	2,393,000

(LOSS) INCOME BEFORE INCOME TAXES AND SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	(1,547,000)	158,000

INCOME TAXES PROVISION:
Current	—	11,000
Deferred taxes, net	(425,000)	(399,000)
Total income taxes benefit	(425,000)	(388,000)
(LOSS) INCOME BEFORE SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE:	(1,122,000)	546,000

SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	(1,912,000)	(2,003,000)
NET LOSS	$(3,034,000)	$(1,457,000)

Net Loss Per Share:
Basic	$(0.13)	$(0.06)
Diluted	$(0.13)	$(0.06)

Weighted average common shares outstanding:
Basic	23,250,224	23,791,287
Diluted	23,250,224	23,791,287
Cash dividends declared per share	$0.10	$0.10

NET LOSS	$(3,034,000)	$(1,457,000)
OTHER COMPREHENSIVE INCOME (LOSS)
Net unrealized holding gain on corporate bonds and notes arising during the year, net of tax	—	14,000

COMPREHENSIVE LOSS	$(3,034,000)	$(1,443,000)

NETWORK-1 TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2024	2023
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$13,145,000	$16,896,000
Marketable securities, at fair value	27,455,000	28,571,000
Other current assets	232,000	206,000
Total Current Assets	40,832,000	45,673,000
OTHER ASSETS:
Patents, net of accumulated amortization	1,205,000	1,326,000
Equity investment	3,337,000	5,249,000
Operating leases right of use asset	27,000	16,000
Security deposits	13,000	13,000
Total Other Assets	4,582,000	6,604,000
TOTAL ASSETS	$45,414,000	$52,277,000
LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Accounts payable	$203,000	$125,000
Accrued payroll	292,000	378,000
Other accrued expenses	247,000	297,000
Operating lease obligations	24,000	23,000

Total Current Liabilities	766,000	823,000

LONG TERM LIABILITIES:
Deferred tax liability	337,000	762,000

TOTAL LIABILITIES	$1,103,000	$1,585,000

COMMITMENTS AND CONTINGENCIES (See Note I)

STOCKHOLDERS' EQUITY

Preferred stock, $0.01 par value; authorized 10,000,000 shares; none issued and outstanding at December 31, 2024 and December 31, 2023	$—	$—
Common stock, $0.01 par value; authorized 50,000,000 shares; 22,961,619 and 23,553,908 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	229,000	235,000
Additional paid-in capital	65,455,000	67,446,000
Accumulated deficit	(21,373,000)	(16,989,000)

TOTAL STOCKHOLDERS’ EQUITY	44,311,000	50,692,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$45,414,000	$52,277,000